                               OPERATING AGREEMENT

                                       OF

                             LIBERTY SATELLITE, LLC

                                 MARCH 16, 2000



THE OWNERSHIP INTERESTS IN THIS LIMITED LIABILITY COMPANY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES AUTHORITIES AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED. THE SALE OR OTHER TRANSFER OF THE OWNERSHIP INTERESTS IS ALSO RESTRICTED BY PROVISIONS OF THIS AGREEMENT.

                                TABLE OF CONTENTS

                                                                                                       PAGE
ARTICLE 1. FORMATION AND DEFINITIONS.....................................................................1

           1.1       FORMATION...........................................................................1
           1.2       NAME................................................................................1
           1.3       INITIAL MEMBERS AND OWNERSHIP INTERESTS.............................................1
           1.4       OFFICE AND AGENT....................................................................1
           1.5       FOREIGN QUALIFICATION...............................................................2
           1.6       TERM................................................................................2
           1.7       DEFINITIONS.........................................................................2

ARTICLE 2. PURPOSES AND POWERS...........................................................................8

           2.1       PRINCIPAL PURPOSE...................................................................8
           2.2       OTHER PURPOSES......................................................................8
           2.3       POWERS..............................................................................8

ARTICLE 3. CAPITAL OF THE COMPANY........................................................................8

           3.1       INITIAL CONTRIBUTIONS...............................................................8
           3.2       ADDITIONAL CONTRIBUTIONS............................................................9
           3.3       CAPITAL ACCOUNTS...................................................................10
           3.4       TRANSFER...........................................................................10
           3.5       ADJUSTMENTS........................................................................10
           3.6       MARKET VALUE ADJUSTMENTS...........................................................11
           3.7       NO WITHDRAWAL OF CAPITAL...........................................................11
           3.8       NO INTEREST ON CAPITAL.............................................................11
           3.9       NO DRAWING ACCOUNTS................................................................11

ARTICLE 4. PROFITS AND LOSSES...........................................................................11

           4.1       DETERMINATION......................................................................11
           4.2       ALLOCATION OF PROFITS AND LOSSES GENERALLY.........................................11
           4.3       NONRECOURSE DEDUCTIONS.............................................................12
           4.4       MINIMUM GAIN CHARGEBACK............................................................12
           4.5       GAIN CHARGEBACK....................................................................12
           4.6       TAX ALLOCATIONS....................................................................13
           4.7       QUALIFIED INCOME OFFSET............................................................13
           4.8       LIMIT ON LOSS ALLOCATIONS..........................................................13
           4.9       SECTION 754 ADJUSTMENTS............................................................13


                                       i

           4.10      CONTRIBUTED PROPERTY...............................................................13
           4.11      TAX CREDITS........................................................................14
           4.12      ALLOCATION ON TRANSFER.............................................................14
           4.13      TIER PARTNERSHIPS..................................................................14

ARTICLE 5. DISTRIBUTIONS................................................................................15

           5.1       DISTRIBUTIONS GENERALLY............................................................15
           5.2       PAYMENT............................................................................15
           5.3       WITHHOLDING........................................................................15
           5.4       DISTRIBUTION LIMITATIONS...........................................................15

ARTICLE 6. MANAGEMENT15

           6.1       MANAGEMENT.........................................................................15
           6.2       ACTIONS REQUIRING A UNANIMOUS VOTE.................................................16
           6.3       OTHER MATTERS......................................................................17
           6.4       MEMBER REPRESENTATIVES.............................................................17
           6.5       NO DISSOLUTION, RESIGNATION OR RETIREMENT..........................................17
           6.6       OFFICERS...........................................................................17
           6.7       BUDGETS AND BUSINESS PLANS; FINANCIAL INFORMATION..................................18
           6.8       MANAGEMENT CONDUCT.................................................................18
           6.9       UNAUTHORIZED ACTIONS...............................................................19

ARTICLE  7.   MEETINGS  OF  MEMBERS.....................................................................19

           7.1       MEETINGS...........................................................................19
           7.2       WAIVER OF NOTICE...................................................................19
           7.3       QUORUM.............................................................................20
           7.4       MANNER OF ACTING...................................................................20
           7.5       PROXIES............................................................................20
           7.6       MEETINGS BY TELEPHONE..............................................................20
           7.8       ACTION WITHOUT A MEETING...........................................................20

ARTICLE  8.   LIABILITY OF A MEMBER.....................................................................20

           8.1       LIMITED LIABILITY..................................................................20
           8.2       CAPITAL CONTRIBUTION...............................................................21
           8.3       CAPITAL RETURN.....................................................................21
           8.4       RELIANCE...........................................................................21

ARTICLE  9.   INDEMNIFICATION...........................................................................21

           9.1       GENERAL............................................................................21
           9.2       EXCEPTION..........................................................................22
           9.3       EXPENSE ADVANCEMENT................................................................22


                                       ii

           9.4       INSURANCE..........................................................................22
           9.5       INDEMNIFICATION OF OTHERS..........................................................22
           9.6       EXCULPATION........................................................................22

ARTICLE  10.  ACCOUNTING  AND  REPORTING................................................................23

           10.1      FISCAL YEAR........................................................................23
           10.2      ACCOUNTING METHOD..................................................................23
           10.3      TAX ELECTIONS......................................................................23
           10.4      RETURNS............................................................................23
           10.5      FINANCIAL REPORTS..................................................................23
           10.6      ANNUAL AUDIT.......................................................................23
           10.7      BOOKS AND RECORDS..................................................................23
           10.8      INFORMATION........................................................................24
           10.9      BANKING............................................................................24
           10.10     TAX MATTERS PARTNER................................................................25
           10.11     NO  PARTNERSHIP....................................................................25

ARTICLE  11.  DISSOLUTION...............................................................................25

           11.1      DISSOLUTION........................................................................25
           11.2      EVENTS OF WITHDRAWAL...............................................................26
           11.3      CONTINUATION.......................................................................26

ARTICLE  12.  LIQUIDATION...............................................................................26

           12.1      LIQUIDATION........................................................................26
           12.2      TAX TERMINATION....................................................................27
           12.3      PRIORITY OF PAYMENT................................................................27
           12.4      LIQUIDATING DISTRIBUTIONS..........................................................27
           12.5      NO RESTORATION OBLIGATION..........................................................28
           12.6      TIMING.............................................................................28
           12.7      LIQUIDATING REPORTS................................................................28
           12.9      CERTIFICATE OF CANCELLATION........................................................28

ARTICLE  13.  TRANSFER RESTRICTIONS.....................................................................28

           13.1      GENERAL RESTRICTION................................................................28
           13.2      NO MEMBER RIGHTS...................................................................29
           13.3      PERMITTED TRANSFEREES..............................................................29
           13.4      GENERAL CONDITIONS ON TRANSFERS....................................................29
           13.5      RIGHTS OF TRANSFEREES..............................................................30
           13.6      ADMISSION..........................................................................31
           13.7      SECURITY INTEREST..................................................................31


                                       iii

ARTICLE  14.  CERTAIN BUSINESS MATTERS..................................................................31

           14.1      RESTRICTED ACTIVITIES..............................................................31
           14.2      DETERMINATION OF FAIR MARKET VALUE.................................................32

ARTICLE 15.   GENERAL PROVISIONS........................................................................33

           15.1      AMENDMENT..........................................................................33
           15.2      REPRESENTATIONS....................................................................33
           15.3      UNREGISTERED INTERESTS.............................................................33
           15.4      WAIVER OF ALTERNATIVE WITHDRAWAL RIGHTS............................................34
           15.5      WAIVER OF PARTITION RIGHT..........................................................34
           15.6      WAIVERS GENERALLY..................................................................34
           15.7      EQUITABLE RELIEF...................................................................34
           15.8      REMEDIES FOR BREACH................................................................34
           15.9      COSTS..............................................................................34
           15.10     INDEMNIFICATION....................................................................34
           15.11     COUNTERPARTS.......................................................................34
           15.12     NOTICE.............................................................................35
           15.13     DEEMED NOTICE......................................................................35
           15.14     PARTIAL INVALIDITY.................................................................35
           15.15     ENTIRE AGREEMENT...................................................................35
           15.16     BENEFIT............................................................................35
           15.17     BINDING EFFECT.....................................................................35
           15.18     FURTHER ASSURANCES.................................................................35
           15.19     HEADINGS...........................................................................35
           15.20     TERMS..............................................................................35
           15.21     GOVERNING LAW; FORUM...............................................................36
           15.22     CERTIFICATED INTERESTS.............................................................36

                               OPERATING AGREEMENT

                                       OF

                             LIBERTY SATELLITE, LLC


This Operating Agreement is made as of the 16th day of March, 2000, by and among Liberty KASTR Corp. ("Liberty KASTR"), Liberty XMSR, Inc. ("Liberty XMSR"), Liberty Astro, Inc. ("Liberty Astro"), LMI/LSAT Holdings, Inc. ("Liberty LA DTH"),and TSAT Holding 1, Inc., such parties being the initial Members of Liberty Satellite, LLC, a Delaware limited liability company.

In consideration of the mutual covenants contained in this Agreement and intending to be legally bound, the parties agree as follows:

ARTICLE 1. FORMATION AND DEFINITIONS


1.1 FORMATION. The Company was formed on March 7, 2000, by the filing with the Delaware Secretary of State on behalf of the initial Members of the Company of a Certificate of Formation pursuant to the Act. Kenneth G. Carroll is hereby designated as an authorized person within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware, his powers as an authorized person shall cease and the Managing Member shall thereafter be designated as an authorized person within the meaning of the Act.

1.2 NAME. The name of the Company is Liberty Satellite, LLC. The business of the Company will be conducted under such name, and any other name or names as the Company may from time to time determine.

1.3 INITIAL MEMBERS AND OWNERSHIP INTERESTS. The name and address of each initial Member and its initial Ownership Interest are set forth in Schedule 1.3.

1.4 OFFICE AND AGENT.

(a) The initial registered office of the Company in Delaware will be c/o RL&F Service Corp., One Rodney Square, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801, and its initial registered agent will be RL&F Service Corp. The Company may change its registered office or registered agent in Delaware in accordance with the Act.

(b) The initial principal office of the Company will be at 7600 East Orchard Road, Suite 330 South, Englewood, CO 80111. The Company may change its principal office upon the unanimous Vote of the Members.

1.5 FOREIGN QUALIFICATION. The Company will apply for a certificate of authority to do business in any other state or jurisdiction, as required or appropriate from time to time, and will file such other certificates and instruments as may be required or appropriate from time to time in connection with its formation, existence and operation.

1.6 TERM. This Agreement shall be effective as of the formation of the Company and will continue in effect thereafter, unless and until the Certificate is cancelled in accordance with the Act or this Agreement is replaced by a new agreement of the Members.

1.7 DEFINITIONS. The following terms used in this Agreement have the corresponding meanings set forth below:

        Act: the Delaware Limited Liability Company Act, as amended from time to time

        Additional Contribution:        a capital contribution (other than the
                                        Initial Contribution) that a Member
                                        makes to the Company, as described in
                                        3.2

        Adjusted Capital Account        as to any Member, the deficit balance
                                        (if any) in such Member's Deficit:
                                        Capital Account as of the end of the
                                        Fiscal Year, after (a) crediting to such Capital Account any amount that such Member is obligated to restore pursuant to this Agreement or is deemed obligated to restore pursuant to the minimum gain chargeback provisions of the Section
                                        704(b) Regulations and (b) charging to
                                        such Capital Account any adjustments,
                                        allocations or distributions described
                                        in the qualified income offset
                                        provisions of the Section 704(b)
                                        Regulations that are required to be
                                        charged to such Capital Account
                                        pursuant to this Agreement.

        Affiliate:                      with respect to any Person, any Person
                                        that directly or indirectly Controls, is Controlled by, or is under common
                                        Control with such Person; PROVIDED that, for purposes of this Agreement only, LSAT and its Controlled Affiliates will not be deemed to be Affiliates of LMC.

        Agreement:                      this Operating Agreement, also known as
                                        a limited liability company agreement
                                        under the Act, as amended from time to
                                        time.

        Available Cash:                 for any Fiscal Year or other period,
                                        net income (or loss) of the Company
                                        determined in accordance with GAAP,
                                        adjusted, without duplication, by adding
                                        (a) depreciation, amortization and other non-cash charges to the extent deducted in determining net income and deducting
                                        (b) (i)
                                        the current portion of indebtedness of
                                        the Company, (ii) payments required to
                                        be paid by the Company within one year
                                        after the date of calculation, (iii)
                                        prepaid expenses and other cash
                                        expenditures to the extent not deducted
                                        in determining net income or loss and
                                        (iv) reasonable reserves for working
                                        capital and contingent liabilities of
                                        the Company as determined by the
                                        Managing Member.

        Bankruptcy:                     of a Member means the occurrence of
                                        any of the following:

                                        (a) the filing by such Member of a
                                        voluntary petition in bankruptcy;

                                        (b) the making by such Member of a
                                        general assignment for the benefit of
                                        creditors;

                                        (c) the adjudication of such Member as
                                        bankrupt or insolvent, or the entry of
                                        an order, judgment or decree by any
                                        court of competent jurisdiction,
                                        granting relief against such Member in
                                        any bankruptcy or insolvency Proceeding;

                                        (d) the filing by such Member of a
                                        petition or answer seeking for such
                                        Member any reorganization, arrangement,
                                        composition, readjustment, liquidation,
                                        dissolution or similar relief under any
                                        statute, law or regulation;

                                        (e) the filing by such Member of an
                                        answer or other pleading admitting or
                                        failing to contest the material
                                        allegations of a petition filed against
                                        such Member in any proceeding for
                                        reorganization, arrangement,
                                        composition, readjustment, liquidation,
                                        dissolution or similar proceeding under
                                        any statute, law or regulation;

                                        (f) the valid appointment, with the
                                        consent of such Member, of a receiver,
                                        trustee or liquidator to administer all
                                        or a substantial portion of such
                                        Member's assets or its Ownership
                                        Interest; or

                                        (g) the valid appointment, without the
                                        consent of such Member, of a receiver,
                                        trustee or liquidator to administer all
                                        or a substantial portion of such
                                        Member's assets or its Ownership
                                        Interest, if such appointment is not
                                        vacated or
                                        stayed within 90 days after such
                                        appointment.

                                        The foregoing definition of "Bankruptcy" is intended to, and shall, replace and supersede the events of bankruptcy set forth in Section 18-304 of the Act.

        Business Day:                   any day other than a Saturday, a Sunday
                                        or a day on which banking institutions
                                        in Denver, Colorado, or New York, New
                                        York are required or authorized to be
                                        closed.

        Capital Account:                the capital account of a Member
                                        established and maintained in accordance with 3.3.

        Capital Contribution:           any contribution of money or property by
                                        a Member to the Company that is either
                                        an Initial Contribution or an Additional
                                        Contribution.

        Certificate:                    the Certificate of Formation referred to
                                        in 1.1, as amended from time to time.

        CEO:                            as defined in 6.6(a).

        CFO:                            as defined in 6.6(a).

        Code: The Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any subsequent revenue laws.

        Company: The limited liability company formed under the Certificate and governed by this Agreement.

        Contribution Agreement:         The Contribution Agreement dated as of
                                        the date of this Agreement among Liberty
                                        Media Corporation, Liberty Media
                                        International, Inc., LSAT Holdings,
                                        Inc., each of the initial Members of
                                        the Company, the Company and LSAT
                                        Astro, LLC.

        Control: The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        Controlled Affiliate:           With respect to any Person, an Affiliate
                                        of such Person
                                        that such Person Controls.

        COO:                            as defined in 6.6(a).

        Dissolution:                    The happening of any of the events
                                        described in 11.1.

        Distribution:                   The amount of any money or the Fair
                                        Market Value of any property distributed by the Company to a Member as an operating or liquidating Distribution in accordance with this Agreement, reduced by the amount of any Company liabilities assumed by the distributee or to which the distributed property is subject.

        Fair Market Value:              The cash price at which a willing seller
                                        would sell and a willing buyer would
                                        buy, both having full knowledge of the
                                        relevant facts and being under no
                                        compulsion to buy or sell, in an
                                        arm's-length transaction without time
                                        constraints. Except as otherwise
                                        expressly provided in this Agreement,
                                        the Fair Market Value of any item will
                                        be determined in accordance with 14.2.

        Fiscal Year:                    The fiscal and taxable year of the
                                        Company, including both 12-month and
                                        short fiscal or taxable years; until
                                        changed as provided in this Agreement,
                                        each Fiscal Year will begin on January 1 of each year and end on December 31 of such year, provided that the first
                                        Fiscal Year will begin on the date of
                                        this Agreement and the last Fiscal Year
                                        will end on the date on which
                                        Liquidation of the Company is completed.

        GAAP: Generally accepted accounting principles as in effect from time to time in the United States of America.

        Indemnified Persons:            as defined in 9.1.

        Initial Contribution:           The initial capital contribution made by
                                        a Member to the Company, as described in
                                        Schedule 3.1.

        Lien:                           A mortgage, lien, pledge, security
                                        interest or other encumbrance.

        Liquidation:                    The process of winding up and
                                        terminating the Company after its
                                        Dissolution.

        LMC:                            Liberty Media Corporation, a Delaware
                                        corporation.

        LMC Members:                    Liberty KASTR, Liberty XMSR, Liberty
                                        Astro, and Liberty LA DTH, and any
                                        successor to or Permitted Transferee of
                                        any LMC Member who is admitted as a
                                        Member pursuant to Article 13; provided
                                        that if any LMC Member Transfers less
                                        than 100% of its Ownership Interest to
                                        one or more Permitted Transferees, then
                                        such LMC Member and all of its Permitted
                                        Transferees will be treated as one
                                        Member on a combined basis for all
                                        purposes under this Agreement and will
                                        be referred to in the aggregate as such
                                        LMC Member.

        Losses:                         as defined in 4.1.

        LSAT:                           TCI Satellite Entertainment, Inc.

        LSAT Member:                    TSAT Holding 1, Inc. and any successor
                                        to or Permitted Transferee of the LSAT
                                        Member who is admitted as a Member
                                        pursuant to Article 13, provided that if the LSAT Member Transfers less than 100% of its Ownership Interest to one or more
                                        Permitted Transferres, then the LSAT
                                        Member and all of its Permitted
                                        Transferees will be treated as one
                                        Member on a combined basis for all
                                        purposes under this Agreement and will
                                        be referred to in the aggregate as the
                                        LSAT Member.

        Managing Member:                as defined in 6.1(a).

        Member: an initial member of the Company as listed in Schedule 1.3 and any other Person subsequently admitted to the Company as an additional or substitute member in accordance with this Agreement.

        Notice: any written notice actually delivered or deemed delivered pursuant to 15.13.

        Ownership Interest:             with respect to each Person owning a
                                        limited liability company interest in
                                        the Company, all the limited liability
                                        company interests of such Person in the
                                        Company (including an interest in the
                                        Profits and Losses of the Company, a
                                        Capital Account interest and all other
                                        rights and obligations of such Person
                                        under this Agreement)
                                        expressed as a percentage based on such
                                        Person's pro rata share of the total
                                        Capital Contributions to the Company, as initially set forth in Schedule 1.3 and as subsequently adjusted in accordance with this Agreement.

        Permitted Transferee:           a Person described in 13.3 to whom an
                                        Ownership Interest may be Transferred.

        Person: a natural person, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

        Portfolio Company:              a Person in whom the Company has made an
                                        equity or convertible debt investment.

        Proceeding:                     any threatened, pending, ongoing, or
                                        completed action, suit or proceeding,
                                        whether formal or informal, and whether
                                        civil, administrative, investigative or
                                        criminal.

        Profits:                        as defined in 4.1.

        Regulations:                    the Treasury Regulations (including
                                        temporary or proposed regulations)
                                        promulgated under the Code, as amended
                                        from time to time (including
                                        corresponding provisions of succeeding
                                        regulations).

        Representative:                 as defined in 6.4.

        Satellite Business:             the business of transmitting and/or
                                        distributing Internet data and/or other
                                        content via satellite, and related
                                        businesses, worldwide.

        Tax Matters Partner:            as defined in 10.10.

        Third Party:                    with respect to any Member or the
                                        Company, a Person other than an
                                        Affiliate of such Member or the Company.

        Transfer:                       a sale, exchange, assignment,  transfer
                                        or other disposition of all or any part
                                        of an Ownership Interest (other than the creation of a Lien on all or any part of an Ownership Interest), whether voluntary, involuntary or by operation of law.

        Transferee:                     a Person to whom an Ownership Interest
                                        is Transferred in compliance with this
                                        Agreement and who will have the rights
                                        specified in 13.5 of this Agreement.

        Transferor:                     a Person who Transfers all or any part
                                        of an Ownership Interest in compliance
                                        with this Agreement.

        Vote: the action of the Members made in accordance with the voting requirements set forth in Article 6 or any other applicable provision of this Agreement, either in meeting assembled or by written consent without a meeting.

        Withdrawal:                     the occurrence of an event that
                                        terminates a Person's membership in the
                                        Company, as provided in 11.2.


ARTICLE 2. PURPOSES AND POWERS


2.1 PRINCIPAL PURPOSES. Subject to the provisions of this Agreement, the business and principal purposes of the Company are (a) to engage in the Satellite Business, either directly or indirectly through the ownership of interests in other Persons, (b) to acquire, own, hold, vote, manage, sell or otherwise dispose of interests in the assets used to conduct the Satellite Business or interests in any other Person through which the Satellite Business is conducted, (c) to do any and all other acts and things that the LMC Members (acting together) and the LSAT Member determine to be in the best interests of the Company, including to acquire, own, hold, vote, manage, sell or otherwise dispose of any other asset contributed to the Company pursuant to the Contribution Agreement and (d) to do any and all other acts or things that may be incidental or necessary to carry on the business of the Company as contemplated by this Agreement.

2.2 OTHER PURPOSES. The Company may engage in activities related or incidental to its principal purpose, as well as any other business or investment activity as may be approved by the affirmative Vote of all Members. However, as provided in the Act, the Company may not engage in the business of granting policies of insurance, assuming insurance risks, issuing debt instruments for circulation as money or receiving deposits of money.

2.3 POWERS. The Company has all the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business that are not expressly prohibited to the Company by applicable law.

ARTICLE 3. CAPITAL OF THE COMPANY


3.1 INITIAL CONTRIBUTIONS.

(a) Contemporaneously with the execution of this Agreement (or as otherwise contemplated by the Contribution Agreement), each Member will make the capital contribution (or contributions) to the Company required to be made by such Member pursuant to the Contribution Agreement. The agreed Fair Market Value of such contributions as specified in Schedule 3.1 will be credited to the applicable Member's Capital Account and such agreed Fair Market Value will be deemed to be the amount of such Member's Initial Capital Contribution.

3.2 ADDITIONAL CONTRIBUTIONS.

(a) Except as required by law, no Additional Contributions will be required to be made by any Member.

(b) Subject in any case to the prior approval, by Vote, of Members holding in the aggregate a majority of the Ownership Interests of the Company, each of the LMC Members, acting together, and the LSAT Member shall have the right, but not the obligation, to make one or more Additional Contributions. If either the LMC Members, acting together, or the LSAT Member elects to make an Additional Contribution pursuant to this 3.2, the other such Member (or, in the case of the LMC Members, any such Member) shall have the right, but not the obligation, exercisable by written notice to the Company and each of the other Members within 30 days after any such Additional Contribution (and without the requirement of a separate Vote pursuant to the first sentence of this 3.2(b)), to make such Additional Contribution as shall be necessary to cause the respective aggregate Capital Contributions of all of the LMC Members, considered together (on the one hand), and the LSAT Member (on the other hand) to remain in proportion to their respective Ownership Interests, as in effect immediately prior to the Additional Contribution that gave rise to such right.

(c) Any Additional Contribution hereunder shall be in the form of cash or, with the prior approval, by Vote, of Members holding in the aggregate a majority of the Ownership Interests of the Company, any other property, valued at the Fair Market Value of such other property determined in accordance with 14.2. In addition, in the case of any Additional Contribution pursuant to the second sentence of 3.2(b), any one or more of the LMC Members, or the LSAT Member, as applicable, may make such Additional Contribution in the form of an unsecured promissory note of such Member, payable on demand or for a term of not more than 12 months, with a market rate of interest (payable at maturity or sooner).

(d) Subject to 3.2(b), upon the receipt by the Company of any Additional Contribution pursuant to this 3.2, the respective Ownership Interests of the Members shall be appropriately adjusted so that the Ownership Interest of each Member is equal to the ratio (expressed as a percentage) that the aggregate Capital Contributions of such Member bear to the aggregate Capital Contributions of all Members.

(e) The provisions of this 3.2 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this

Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any Additional Contributions.

3.3 CAPITAL ACCOUNTS. A Capital Account will be maintained for each Member and credited, charged and otherwise adjusted as required by Section 704(b) of the Code and the Section 704(b) Regulations. Each Member's Capital Account will be:

(a) Credited with (i) the amount of money contributed by the Member as an Initial Contribution or an Additional Contribution, (ii) the Fair Market Value of assets contributed by the Member as an Initial Contribution or Additional Contribution (net of liabilities that the Company assumes or takes subject to), (iii) the Member's allocable share of Profits and (iv) all other items properly credited to such Capital Account as required by the Section 704(b) Regulations;

(b) Charged with (i) the amount of money distributed to the Member by the Company, (ii) the Fair Market Value of assets distributed to the Member by the Company (net of liabilities that the Member assumes or takes subject to), (iii) the Member's allocable share of Losses and (iv) all other items properly charged to such Capital Account as required by the Section 704(b) Regulations; and

(c) Otherwise adjusted as required by the Section 704(b) Regulations.

     Any unrealized appreciation or depreciation with respect to any asset distributed in kind will be allocated among the Members in accordance with the provisions of Article 4 as though such asset had been sold for its Fair Market Value on the date of Distribution and the Members' Capital Accounts will be adjusted to reflect both the deemed realization of such appreciation or depreciation and the Distribution of such property.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Section 704(b) Regulations and will be interpreted and applied in a manner consistent with such Regulations and any amendment or successor provision thereto. The Members will cause appropriate modifications to be made if unanticipated events might otherwise cause this Agreement not to comply with the Section 704(b) Regulations, so long as such modifications do not cause a material change in the relative economic benefits of the Members under this Agreement.

3.4 TRANSFER. If all or any part of an Ownership Interest is Transferred in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Ownership Interest will carry over to the Transferee.

3.5 ADJUSTMENTS. The Members intend to comply with the Section 704(b) Regulations in all respects, and the Capital Accounts of the Members will be adjusted to the full extent that the Section 704(b) Regulations may apply (including applying the concepts of qualified income offsets and minimum gain chargebacks).

3.6 MARKET VALUE ADJUSTMENTS. Appropriate Capital Account adjustments will be made upon any Transfer of an Ownership Interest, including those that apply upon the constructive liquidation of the Company under Section 708(b) of the Code, all in accordance with the Section 704(b) Regulations. Similarly, if optional basis adjustments are made under Section 734 or Section 743 of the Code, appropriate Capital Account adjustments will be made as required by the
Section 704(b) Regulations.

3.7 NO WITHDRAWAL OF CAPITAL. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of its Capital Contribution from the Company prior to the Company's Dissolution and Liquidation or, when such withdrawal of capital is permitted, to demand a Distribution of property other than money or as otherwise provided in this Agreement.

3.8 NO INTEREST ON CAPITAL. No Member will be entitled to receive interest on such Person's Capital Account or Capital Contribution.

3.9 NO DRAWING ACCOUNTS. The Company will not maintain a drawing account for any Member. All Distributions to Members will be governed by Article 5 (relating to Distributions not in Liquidation of the Company) and by Article 12 (relating to Liquidation).

ARTICLE 4. PROFITS AND LOSSES


4.1 DETERMINATION. The terms "Profits" and "Losses" mean, respectively, the net profits and losses of the Company determined for each Fiscal Year in accordance with the method of accounting adopted by the Company for federal income tax purposes, except that such net profit or loss will be determined
(a) by including as an item of income any income that is exempt from taxation, (b) by deducting as an expense any expenditure of the Company not deductible in computing its taxable income and not properly chargeable to any Capital Account, or deemed not deductible in computing its taxable income and not properly chargeable to any Capital Account in accordance with the Section 704(b) Regulations and (c) by calculating the gain, loss, depreciation and amortization on property that is reflected in the Capital Accounts at a book basis different from the basis of such property for federal income tax purposes based on the book basis of such property in accordance with the
Section 704(b) Regulations. Any allocation of Profits or Losses will be considered a pro rata allocation of each item entering into the computation of Profits and Losses.

4.2 ALLOCATION OF PROFITS AND LOSSES GENERALLY. Except as provided in 4.3 through 4.13, Profits or Losses, as the case may be, for each Fiscal Year will be allocated as follows:

(a) Profits will be allocated:

(i) first, to the Members to the extent of, and in proportion to Losses previously allocated to the Members pursuant to 4.2(b)(i) (and not previously offset by an allocation pursuant to this 4.2(a)(i));

(ii) second, to the Members to the extent of, and in proportion to, Losses previously allocated to such Members pursuant to 4.2(b)(iii)(and not previously offset by an allocation pursuant to this 4.2(a)(ii)); and

(iii) thereafter, to the Members in proportion to their Ownership Interests.

(b) Losses will be allocated:

(i) first, an amount equal to 99% of the Losses to the LMC Members, in proportion to their respective Ownership Interests, and an amount equal to 1% of the Losses to the LSAT Member;

(ii) second, to the Members to the extent of, and in proportion to, Profits previously allocated to such Members pursuant to 4.2(a)(iii)(and not previously offset by an allocation pursuant to this 4.2(b)(ii)); and

(iii) thereafter, to the Members in proportion to their Ownership Interests.

4.3 NONRECOURSE DEDUCTIONS. Losses attributable to any Company nonrecourse liability (for which no Member or related Person (within the meaning of the Section 752 Regulations) bears the economic risk of loss) will be allocated in the same manner as Losses are allocated pursuant to 4.2(b), and Losses of the Company attributable to any Member nonrecourse liability (that is nonrecourse to the Company, but for which one or more Members or related Persons bear the economic risk of loss) will be allocated in accordance with the Section 704(b) Regulations to those Members bearing (or who, because of their relationship to Persons who bear such economic risk of loss, are deemed to bear) the economic risk of loss for the liability. The allocation of liabilities to a property, the determination of nonrecourse deductions, the effect of property revaluations and all other issues affecting the allocation of nonrecourse deductions will be determined in accordance with the Section 704(b) Regulations.

4.4 MINIMUM GAIN CHARGEBACK. Notwithstanding the general rule on allocation of Profits stated in 4.2(a), if there is a net decrease in Company minimum gain for any Fiscal Year, each Member will be allocated items of Profits for such year equal to such Member's share of the net decrease in Company minimum gain. If there is a net decrease in Member nonrecourse debt minimum gain for any Fiscal Year, each Member having a share of such minimum gain will be allocated items of Profits equal to such Member's share of such net decrease in Company nonrecourse debt minimum gain. The determination of net decreases in Company minimum gain and Member nonrecourse debt minimum gain, allocations of such net decreases, exceptions to minimum gain chargebacks and all other issues affecting the minimum gain chargeback requirements will be determined in accordance with the
Section 704(b) Regulations.

4.5 GAIN CHARGEBACK. Notwithstanding the general rule on allocation of Profits stated in 4.2(a) but subject to the prior application of the minimum gain chargeback rule stated in 4.4, Profits of the Company incident to Dissolution and Liquidation will be allocated among the Members in the following order and priority: (a) if any Members have negative Capital Account balances, to such Members in proportion to and to the extent of such negative balances until all such negative balances are eliminated; (b) to the Members, to the extent required to cause the Capital Accounts of the Members to be in proportion to their respective Ownership Interests; and (c) the balance to the Members in proportion to their Ownership Interests.

4.6 TAX ALLOCATIONS. Allocation of items of income, gain, loss and deduction of the Company for federal income tax purposes for a Fiscal Year will be allocated, as nearly as is practicable, in accordance with the manner in which such items are reflected in the allocations of Profits and Losses among the Members for such Fiscal Year. To the extent possible, principles identical to those that apply to allocations for federal income tax purposes will apply for state and local income tax purposes.

4.7 QUALIFIED INCOME OFFSET. Notwithstanding any other provision of this Agreement to the contrary (except 4.4, which will be applied first), if in any Fiscal Year or other period a Member unexpectedly receives an adjustment, allocation or Distribution described in the qualified income offset provisions of the Section 704(b) Regulations, such Member will be specially allocated items of income in an amount and manner sufficient to eliminate, to the extent required by the Section 704(b) Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.

4.8 LIMIT ON LOSS ALLOCATIONS. Notwithstanding the provisions of 4.2(b) or any other provision of this Agreement to the contrary, Losses (or items thereof) will not be allocated to a Member if such allocation would cause or increase a Member's Adjusted Capital Account Deficit and will be reallocated to the other Members in proportion to their Ownership Interests, subject to the limitations of this 4.8.

4.9 SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset under Section 734(b) or Section 743(b) of the Code is required to be taken into account in determining Capital Accounts under the Section 704(b) Regulations, the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under the Section 704(b) Regulations.

4.10 CONTRIBUTED PROPERTY. All items of gain, loss and deduction with respect to property that is reflected in the Capital Accounts of the Members at a basis different from such property's adjusted tax basis will be allocated, solely for tax purposes, among the Members to take into account the variation between the adjusted tax basis of the property and the basis reflected in the Member's Capital Account according to the principles of the Section 704(c) Regulations. For example, if there is built-in gain with respect to certain property at the time of such property's contribution to the Company, upon the Company's sale of that property the pre-contribution taxable gain (as subsequently adjusted under the Section 704(c) Regulations during the period such property was held by the Company) would be allocated to the contributing Member (and such pre-contribution gain would not again create a Capital Account adjustment because the property was credited to Capital Account upon contribution at its Fair Market Value). Except as limited by the following sentence, the allocation of tax items with respect to Section 704(c) property to Members that do not reflect a basis difference with respect to such property in their Capital Accounts will, to the extent possible, be equal to the allocation of the corresponding book items made to such Members with respect to such property. All tax allocations made under this 4.10 will be made in accordance with Section 704(c) of the Code, and the method of making such allocations will be determined by the LMC Members, acting together.

4.11 TAX CREDITS. To the extent that the federal income tax basis of an asset is allocated to the Members in accordance with the Regulations promulgated under Section 46 of the Code, any tax credit attributable to such tax basis will be allocated to the Members in the same ratio as such tax basis. With respect to any other tax credit, to the extent that a Company expenditure gives rise to an allocation of loss or deduction, any tax credit attributable to such expenditure will be allocated to the Members in the same ratio as such loss or deduction. Consistent principles will apply in determining the Members' interests in tax credits that arise from taxable or non-taxable receipts of the Company. All allocations of tax credits will be made as of the time such credit arises. Any recapture of a tax credit will be allocated, to the extent possible, to the Members in the same manner as the tax credit was allocated to them. Except as otherwise specifically provided in the
Section 704(b) Regulations (such as the adjustments required when there is an upward or downward adjustment in the tax basis of investment credit property), allocations of tax credits and their recapture will not be reflected by any adjustment to Capital Accounts.

4.12 ALLOCATION ON TRANSFER. If any Ownership Interest is Transferred during any Fiscal Year of the Company (whether by liquidation of an Ownership Interest, Transfer of all or part of an Ownership Interest or otherwise), the books of the Company will be closed as of the effective date of Transfer. The Profits or Losses attributed to the period from the first day of such Fiscal Year through the effective date of Transfer will be allocated to the Transferor and the Profits or Losses attributed to the period commencing on the day after the effective date of Transfer will be allocated to the Transferee. In lieu of an interim closing of the books of the Company and with the agreement of the Transferor and the Transferee, the Company may allocate Profits and Losses for such Fiscal Year between the Transferor and the Transferee based on a daily proration of items for such Fiscal Year or any other reasonable method of allocation (including an allocation of extraordinary Company items, as determined by the Company, based on when such items are recognized for federal income tax purposes).

4.13 TIER PARTNERSHIPS. Rules similar to those stated in this Article will apply to the extent the Company is an owner of an interest in another Person that is classified as a partnership for federal income tax purposes, all in accordance with the Section 704(b) Regulations.

ARTICLE 5. DISTRIBUTIONS


5.1 DISTRIBUTIONS GENERALLY. Except for Distributions incident to the Company's Dissolution and Liquidation (which will be governed by 12.4), Available Cash will be distributed quarterly to the Members in accordance with their respective Ownership Interests.

5.2 PAYMENT. All Distributions will be made to Members owning Ownership Interests on the date of record, such date being the day immediately preceding the date of Distribution, as reflected on the books of the Company.

5.3 WITHHOLDING. If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member. Each Member will timely file any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company.

5.4 DISTRIBUTION LIMITATIONS. Notwithstanding any other provision of this Agreement, the Company will not make any Distribution to the Members if, after the Distribution, the liabilities of the Company (other than liabilities to Members on account of their Ownership Interests) would exceed the Fair Market Value of the Company's assets. With respect to any property subject to a liability for which the recourse of creditors is limited to the specific property, such property will be included in assets only to the extent the property's Fair Market Value exceeds its associated liability, and such liability will be excluded from the Company's liabilities. Notwithstanding any other provision of this Agreement, the Company will not make a Distribution to any Member if such Distribution would cause or increase any Member's Adjusted Capital Account Deficit.

ARTICLE 6. MANAGEMENT

6.1 MANAGEMENT.

(a) The LMC Members and the LSAT Member, acting together, may designate any Member as manager of the Company within the meaning of the Act (any Member so designated, the "Managing Member"). The designation of a Managing Member shall be effective immediately upon Notice of such designation to the Company, subject to the acceptance of such designation by the Member so designated. If no Managing Member has been designated at any time, all references in this Agreement to the Managing Member shall mean and refer to the Members, acting pursuant to the second sentence of 6.1(b), unless the context shall otherwise require.

(b) If the LMC Members and the LSAT Member designate a Managing Member, the Managing Member shall be the manager of the Company within the meaning of the Act, and as such shall have the full power and authority of a manager under the Act to manage the business and affairs of the Company, subject to the terms and conditions of this Agreement. If no Managing Member has been designated at any time, the management of the Company shall be vested in the Members, acting by Vote in accordance with this Agreement. The Managing Member will cause the Company to be managed and operated with the intent to maximize the long-term value of the Company and the total return to the Members, as a whole, of their investment in the Company, determined on a stand-alone basis.

(c) If, at any time, (i) LMC does not hold, directly or indirectly, capital stock of LSAT which entitles it to exercise a majority of the combined voting power of all outstanding capital stock of LSAT and (ii) the LMC Members hold, in the aggregate, a majority of the Ownership Interests held by the Members, the LMC Members, acting together, shall have the right, exercisable by written Notice to the Company, the Managing Member and the LSAT Member at any time, to remove the Managing Member as manager of the Company under the Act and this Agreement, with or without cause, effective immediately (or at such other time as may be designated in such Notice). Any Managing Member so removed as manager shall nevertheless continue as a Member of the Company in accordance with this Agreement and the Act, and shall have all the rights of a Member hereunder.

(d) The Managing Member may resign as Managing Member at any time, by written Notice to the Company, the LMC Member and the LSAT Member; PROVIDED, that no such resignation shall be effective on less than 60 days' prior written Notice without the prior written consent of the LMC Members, acting together, and the LSAT Member. Any Managing Member that resigns as manager shall nevertheless continue as a Member of the Company in accordance with this Agreement and the Act, and shall have all the rights of a Member hereunder.

(e) Whenever this Agreement provides for any action to be taken by, or any Vote, consent or approval to be given by, the LMC Members, acting together, such action may be taken by, and such Vote, consent or approval may be given by, LMC Members owning Ownership Interests representing in the aggregate a majority of the aggregate Ownership Interests then owned by all of the LMC Members.

(f) The LSAT Member shall be, and is hereby designated by all the initial Members as, the initial Managing Member of the Company.

6.2 ACTIONS REQUIRING CONCURRENCE OF BOTH THE LSAT MEMBER AND THE LMC MEMBERS, ACTING TOGETHER. In addition to any actions described elsewhere in this Agreement as requiring a majority or unanimous Vote of, or approval by, the Members, the following actions or decisions by the Company will be made only by the affirmative Vote of (i) the LSAT Member and (ii) the LMC Members, acting together:

(a) amendment of this Agreement or any other organizational document of the Company or any Person directly or indirectly Controlled by the Company or in which the Company has an interest directly or indirectly entitling it to vote on such amendment;

(b) appointment or removal of auditors of the Company, approval or adoption of accounting principles applicable to the Company, and any change in the Fiscal Year of the Company;

(c) any decision to distribute cash or other assets of the Company, except any Distribution pursuant to Article 5 or Article 12;

(d) the admission of additional Members (except as provided in 13.3) or the grant by the Company of any right to acquire any interest in the Company or any profit participation, equity appreciation or similar right with respect to the Company or any Portfolio Company;


(e) causing the Company to be characterized as an entity other than a partnership for U.S. federal income tax purposes; or

(f) any agreement by the Company to take any of the foregoing actions.

Notwithstanding this Section 6.2, Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Managing Member, whether or not any Vote required by this Section shall have been taken.

6.3 OTHER MATTERS. Unless otherwise restricted by a Vote of the Members, any action not requiring a unanimous Vote will be deemed authorized by the Company if such action is taken by the Managing Member, or by an officer of the Company or the Managing Member in the ordinary course of business in a manner consistent with any business plan or budget approved by the Members. In the absence of a Managing Member, the members may authorize the Company to act by majority Vote.

6.4 MEMBER REPRESENTATIVES. The LSAT Member and the LMC Members, acting together, will each be entitled to designate two individuals to act as such Members' duly authorized representatives and agents (each a "Representative") for purposes of exercising the Vote of such Members on any matter involving the Company. A Member will designate its Representatives by Notice to each other Member and may change any such designation at any time upon similar Notice.

6.5 NO DISSOLUTION, RESIGNATION OR RETIREMENT. No Member will voluntarily dissolve, resign from or retire from the Company, except by a Transfer to a Permitted Transferee or following Dissolution and Liquidation of the Company. If any such voluntary dissolution, resignation or retirement occurs in contravention of this Agreement, the withdrawing Member will, without further act, become a Transferee of such Member's Ownership Interest (with the limited rights of a Transferee as set forth in 13.5).

6.6 OFFICERS.

(a) The Managing Member will have the exclusive right to cause the Company to appoint a chief executive officer ("CEO"), chief financial officer ("CFO"), and chief operating officer ("COO"), if the Managing Member determines that such officers are necessary in connection with the business and principal purposes of the Company as set forth in 2.1. The CEO will have the authority to select such other officers as may be necessary or desirable to carry out the day-to-day management of the Company, such day-to-day management to be under the direction of the Members and subject to their approval as provided in this Agreement. Unless the Members decide otherwise, if the title of an officer is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office.

(b) The Managing Member will have the right, in its sole discretion, to cause the Company to terminate any CEO, CFO or COO.

(c) Appointment of a Person as an officer or agent of the Company will not, in itself, create any contract rights relating to such appointment, or to any employment or compensation of such Person by the Company. The officers of the Company, acting in their capacities as such, will be agents acting on behalf of the Company as principal.

6.7 BUDGETS AND BUSINESS PLANS; FINANCIAL INFORMATION.

(a) The LMC Members, acting together, and the LSAT Member will each have the right, exercisable at any time and from time upon not less than three months' prior written notice to the Company and the other such Member(s), to require the appropriate officers and employees of the Company to prepare and present to the Members an annual operating and capital budget and a three-year business plan for the business of the Company.

(b) The Members will require the appropriate officers and employees of the Company to prepare and deliver to the Members (i) reasonably detailed quarterly and annual financial statements, including balance sheets and statements of income and cash flows for the Company, prepared in accordance with GAAP (subject, in the case of interim financial statements, to the omission of footnotes and normal year-end adjustments), (ii) monthly statements of income and cash flows for the Company, including, in the case of such statements of income, identification and appropriate disclosure of all transactions between the Company and a Member or any of its Affiliates, (iii) quarterly reports setting forth in reasonable detail information concerning investments made by the Company, (iv) monthly comparisons of any applicable budget to actual performance and (v) as required by the Members, 12-month forward rolling operating and capital forecasts. The financial information to be provided pursuant to this 6.7(b) will be distributed to the Members within the following time periods: information required to be furnished monthly will be provided within 30 days following the end of the applicable month, information required to be furnished quarterly will be provided within 45 days following the end of the applicable quarter, and information required to be furnished annually will be provided within 90 days following the end of the applicable Fiscal Year.

6.8 MANAGEMENT CONDUCT. The Managing Member will cause the officers and employees of the Company promptly and diligently to perform the duties contemplated by this Agreement.

6.9 UNAUTHORIZED ACTIONS. If a Member takes any action that is not authorized under this Agreement and, as a consequence of such action, the Company incurs any liability or obligation to any Person, at the election of a majority (by Ownership Interest) of the other Members (other than the Member taking such unauthorized action and any Affiliates of such Member), the Member taking such unauthorized action will be solely responsible for the full amount of such liability or obligation and will indemnify the Company against any claim for satisfaction thereof. Subject to receipt of an assumption agreement, duly executed by such Member, to the effect set forth in the foregoing sentence, which assumption agreement is in form and substance reasonably satisfactory to the other Members, the Company will assign to such Member all the Company's rights in and to any asset, income or benefit arising solely from the unauthorized action that resulted in the incurrence of such liability or obligation (such assignment to be effected by an assignment duly executed by the Company, which assignment is in form and substance reasonably satisfactory to such Member). After such assignment, the Member to which such rights have been assigned may use or transfer such rights as if such Member had originally taken such unauthorized action on its own behalf, rather than purportedly on behalf of the Company.

ARTICLE 7. MEETINGS OF MEMBERS

7.1 MEETINGS.

(a) Regular meetings of the Members will be held quarterly, at such time and place as the Managing Member shall reasonably determine and set forth in the Notice of meeting.

(b) Special meetings of the Members may be called upon Notice given by the LSAT Member, any LMC Member, or any other Member owning at least 10% of the Ownership Interests held by all Members.

(c) Notice of any meeting will be given by the Member calling such meeting to at least one Representative of each Member not less than ten days or more than 30 days before the date of the meeting. Such Notice will state the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called.

7.2 WAIVER OF NOTICE. Any Member may waive, in writing, any Notice required to be given to such Member, whether before or after the time for the meeting to which such Notice would relate. Any Member who signs minutes of action (or a written consent) will be deemed to have waived any required Notice with respect to such action.

     For the purpose of determining Members entitled to Notice of or to Vote at any meeting of Members, the date on which Notice of the meeting is first given will be the record date for the determination of Members. Any such determination of Members entitled to Vote at any meeting of Members will apply to any adjournment of a meeting.

7.3 QUORUM. A quorum at any meeting of Members will be deemed to exist if at least one Representative of the LMC Members, acting together, and at least one Representative of the LSAT Member, is present in person or by proxy. Any meeting at which a quorum is not present may be adjourned to another place, day and hour without further Notice. Each Member will cause its Representatives to act in good faith to attend any meetings (including by proxy as provided in 7.5 or by telephone as provided in 7.6 so as to assure that a quorum will be present at any meeting of Members.

7.4 MANNER OF ACTING. If a quorum is present at any meeting of the Members, the affirmative Vote of Members as set forth in Article 6 will be the act of the Company. Prompt Notice describing all actions taken at a meeting will be provided to all Representatives who were not in attendance at such meeting.

7.5 PROXIES. At any meeting of Members, a Representative of a Member may Vote in person or by written proxy given to another Representative of a Member. A proxy will be valid if signed by a Representative of a Member or by a duly authorized attorney-in-fact and filed with the Company before or at the time of the meeting. No proxy will be valid after three months from the date of its signing unless otherwise provided in the proxy. Attendance at the meeting by a Representative of a Member giving the proxy will be deemed to revoke the proxy during the period of attendance.

7.6 MEETINGS BY TELEPHONE. The Members may participate in a meeting by means of conference telephone or similar communications equipment by which all Representatives participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting and waiver of any required Notice.

7.7 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more minutes of action or written consents describing the action taken, signed by (i) at least one Representative of the LMC Members and (ii) at least one Representative of the LSAT Members (provided that the Representatives signing such minutes of action or written consent represent at least the percentage of Ownership Interests, of all Members entitled to Vote required pursuant to this Agreement). Action so taken will be effective when such Representatives have signed the consent, unless the consent specifies a later effective date. Prompt Notice describing all actions taken without a meeting of Members will be provided to all Representatives who have not signed the written consent authorizing such actions.

ARTICLE 8. LIABILITY OF A MEMBER

8.1 LIMITED LIABILITY. Except as otherwise provided in the Act and in 6.9, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) will be solely the debts, obligations and liabilities of the Company, and no Member (or former Member) of the Company is liable or will be obligated personally for any such debt, obligation or liability of the Company solely by reason of such status. No Representative, individual trustee, officer, director, employee or agent of any Member will have any personal liability for the performance of any obligation of such Member under this Agreement.

8.2 CAPITAL CONTRIBUTION. Each Member is liable to the Company for (a) the Initial Contribution agreed to be made under 3.1 and (b) subject to 8.3, any Capital Contribution or Distribution that has been wrongfully or erroneously returned or made to such Person in violation of the Act, the Certificate or this Agreement.

8.3 CAPITAL RETURN. Any Member who has received the return of all or any part of such Person's Capital Contribution will have no liability to return such Distribution to the Company after the expiration of three years from the date of such Distribution unless Notice of an obligation to return is given to such Person within such three-year period; provided that if such return of capital has occurred without violation of the Act, the Certificate or this Agreement, the three-year obligation to return capital will apply only to the extent necessary to discharge the Company's liability to its creditors who reasonably relied on such obligation in extending credit prior to such return of capital.

8.4 RELIANCE. Any Member will be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements by (a) any of the Company's other Members, employees or committees or
(b) any other Person who has been selected with reasonable care as to matters such Member reasonably believes are within such other Person's professional or expert competence. Matters as to which such reliance may be made include the value and amount of assets, liabilities, Profits and Losses of the Company, as well as other facts pertinent to the existence and amount of assets from which Distributions to Members might properly be made.

ARTICLE 9. INDEMNIFICATION

9.1 GENERAL. To the full extent permitted by law, the Company will indemnify each Member (and each such Member's, shareholders, directors, officers, partners, members, employees and agents), each Representative and each officer of the Company (collectively, "Indemnified Persons") from and against any and all loss, damage, expense (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred by such Indemnified Person) or liability incurred in any Proceeding to which such Indemnified Person is made a party because such Person was a Member, Representative or officer of the Company (or was a shareholder, director, officer, partner, member, employee or agent of a Member) or acted or failed to act with respect to the business or affairs of the Company if (a) such Person acted in good faith, (b) such Person reasonably believed that its conduct in an official capacity was in the Company's best interests or, if the conduct was not in an official capacity, that its conduct was at least not opposed to the Company's best interests and (c) such Person, in the case of any criminal Proceeding, had no reasonable cause to believe its conduct was unlawful.

9.2 EXCEPTION. Notwithstanding the general rule stated in 9.1, the Company will not indemnify any Person in connection with (a) any Proceeding by or in right of the Company in which such Person was adjudged liable to the Company, (b) in connection with any Proceeding charging improper personal benefit to such Person (or another Person of which such Person is or was a shareholder, director, officer, partner, member, employee or agent) (whether or not involving action in an official capacity) in which such Person was adjudged liable on the basis that personal benefit was improperly received or (c) any liability or obligation for which such Person (or another Person of which such Person is or was a shareholder, director, officer, partner, member, employee or agent) is liable under 6.9.

9.3 EXPENSE ADVANCEMENT. With respect to the reasonable expenses incurred by an Indemnified Person who is a party to a Proceeding, the Company may provide funds to such Person (and, in the case of a Member, to the shareholders, directors, officers, partners, members, employees and agents of such Person) in advance of the final disposition of the Proceeding if (a) such Person furnishes the Company with such Person's written affirmation of a good-faith belief that it has met the standard of conduct described in 9.1, (b) such Person agrees in writing to repay the advance if it is determined that it has not met such standard of conduct and (c) the Company determines that, based on then known facts, indemnification is permissible under this Article.

9.4 INSURANCE. The indemnification provisions of this Article do not limit any Person's right to recover under any insurance policy maintained by the Company. If, with respect to any loss, damage, expense or liability described in 9.1, any Person receives an insurance policy indemnification payment that, together with any indemnification payment made by the Company, exceeds the amount of such loss, damage, expense or liability, then such Person will immediately repay such excess to the Company.

9.5 INDEMNIFICATION OF OTHERS. To the same extent that the Company will indemnify and advance expenses to a Member, the Company may indemnify and advance expenses to any employee or agent of the Company. In addition, the Company, in its discretion, may indemnify and advance expenses to any employee or agent to a greater extent than a Member.

9.6 EXCULPATION. No Indemnified Person shall be liable to the Company or any other Member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on the applicable Member, Representative or officer by this Agreement, except that an Indemnified Person shall be liable to the Company for any such loss, damage or claim incurred by reason of such Indemnified Person's willful misconduct.

ARTICLE 10. ACCOUNTING AND REPORTING

10.1 FISCAL YEAR. For income tax and accounting purposes, the fiscal year of the Company will be the Fiscal Year.

10.2 ACCOUNTING METHOD. For income tax and accounting purposes, the Company will use the accrual method of accounting, unless otherwise required by the Code. The Tax Matters Partner will have the authority to adopt all other accounting methods for tax purposes.

10.3 TAX ELECTIONS. The Tax Matters Partner will have the authority to make such tax elections, and to revoke any such election, as the Tax Matters Partner may from time to time determine. Notwithstanding the preceding sentence, following any Transfer (within the meaning of Section 754 of the Code) of an Ownership Interest, the Tax Matters Partner will make the election under Section 754 of the Code upon the timely written request of either the Transferor Member or the Transferee. In addition, the Tax Matters Partner may make the Section 754 election if the Tax Matters Partner determines that such election is in the best interests of the Company or any Member.

10.4 RETURNS. At the expense of the Company, the Tax Matters Partner will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business.

10.5 FINANCIAL REPORTS. The Members will cause the appropriate officers or employees of the Company, at the expense of the Company, to cause to be prepared and distributed to the Members the financial statements, reports and other information prescribed by 6.7(b) and such other financial statements, budgets, plans and schedules as are required for the reporting purposes of, and/or are from time to time reasonably requested by, the Members.

10.6 ANNUAL AUDIT.

(a) Each Fiscal Year, an audit will be made by the Company's accountants at the expense of the Company, in accordance with generally accepted auditing standards.

(b) Within 60 days after the end of each Fiscal Year, the Company will furnish the Members with audited financial statements prepared by the Company's accountants in accordance with GAAP consistently applied. Such audited financial statements will contain a balance sheet as of the end of the Fiscal Year and statements of income, changes in the Capital Accounts and cash flow for the Fiscal Year then ended.

10.7 BOOKS AND RECORDS.

(a) The following books and records of the Company will be kept at its principal office: (i) a current list of the full name and last known business, residence or mailing address of each Member; (ii) originals of the Certificate and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was executed); (iii) a copy of the Company's federal, state and local income tax returns and reports and annual financial statements of the Company, for the six most recent years; and
(iv) minutes, or minutes of action or written consent, of every meeting of Members of the Company.

(b) The Company will maintain at its own expense, and keep at is principal office, true and accurate books of account in accordance with GAAP consistently applied and the reasonable and customary business practices of business enterprises similarly situated to the Company.

(c) Each Member, at its sole expense, will have the right, at any time and without Notice to any other Member, to examine, copy and audit the Company's books and records during normal business hours.

10.8 INFORMATION.

(a) Each Member has the right, from time to time and upon reasonable demand for any purpose reasonably related to such Person's interest as a Member of the Company, to obtain from the Company: (i) a current list of the full name and last known business, residence or mailing address of each Member; (ii) a copy of the Certificate and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was executed); (iii) a copy of the Company's federal, state and local income tax returns and reports and annual financial statements of the Company, for the six most recent years; (iv) minutes, or minutes of action or written consent, of every meeting of the Members of the Company; (v) true and full information regarding the amount of money and a description and statement of the agreed value of any other property or services contributed or to be contributed by each Member, and the date on which each became a Member; (vi) true and full information regarding the status of the business and financial condition of the Company; and (vii) other information regarding the affairs of the Company (and, to the extent available to the Company, regarding the affairs of any Portfolio Company that is not a public company) as reasonably may be requested by such Member.

(b) The Members will cause the Company (i) to deliver to each Member, for its review and approval, a copy of each tax return or report required to be filed by the Company at least 30 days before the required filing date (including extensions) and (ii) to provide to each Member, not more than 135 days after each Fiscal Year end, such information for such Fiscal Year as the Member reasonably requires to prepare tax returns or reports required to be filed by it or one or more of its Affiliates, including federal and state tax information and projections and estimates.

10.9 BANKING. The Company may establish and maintain one or more accounts or safe deposit boxes at banks or other financial institutions. The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable. No funds of the Company will be commingled with funds of any Member or any other Person.

10.10 TAX MATTERS; TAX MATTERS PARTNER. Until further action by the Company, the Managing Member is designated as the Tax Matters Partner under Section 6231(a)(7) of the Code. The Tax Matters Partner will take no action that is reasonably expected to have a material adverse effect on one or more of the Members unless such action is approved by the unanimous Vote of the Members. The Tax Matters Partner will be responsible for notifying all Members of ongoing tax Proceedings, both administrative and judicial, and will represent the Company throughout any such Proceeding. The Members will furnish the Tax Matters Partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members. If an administrative Proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Member will notify the Tax Matters Partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company. Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code. The Tax Matters Partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member's written consent. Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members of such settlement agreement and its terms within 30 days after the date of settlement. If the Tax Matters Partner does not file a petition for readjustment of the partnership items in the Tax Court, federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The Tax Matters Partner will timely notify the other Members in writing of its decision. Any notice partner or 5-percent group will notify the other Members of its filing of any petition for readjustment.

10.11 CLASSIFICATION OF COMPANY AS PARTNERSHIP FOR TAX PURPOSES, NOT STATE LAW. The Company will be classified as a partnership for federal (and, as appropriate, state and local) income tax purposes. This characterization, solely for tax purposes, does not create or imply a general partnership or limited partnership between the Members for state law or any other purpose. Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act.

ARTICLE 11. DISSOLUTION


11.1 DISSOLUTION. Dissolution of the Company will occur upon the happening of any of the following events:

(a) The sale or other disposition of all or substantially all of the Company's assets;

(b) An event of Withdrawal (as defined in 11.2) of a Member, if the remaining Members make an election to dissolve the Company in accordance with 11.3;

(c) The affirmative Vote of all Members; or

(d) The Withdrawal of the sole remaining Member.

11.2 EVENTS OF WITHDRAWAL. An event of Withdrawal of a Member occurs when any of the following occurs:

(a) With respect to any Member, upon the Transfer of all of such Member's Ownership Interest (which Transfer is treated as a resignation);

(b) With respect to any Member, upon the voluntary Withdrawal (including any resignation or retirement in contravention of 6.5) of the Member;

(c) With respect to any Member that is a corporation, upon filing of articles of dissolution of the corporation;

(d) With respect to any Member that is a partnership, a limited liability company or a similar entity, upon dissolution and liquidation of such entity (but not solely by reason of a technical termination under Section 708(b)(1)(b) of the Code);

(e) With respect to any Member that is a trust, upon termination of the trust;

(f) With respect to any Member, the Bankruptcy of the Member; or

(g) Any other event that terminates the continued membership of a Member in the Company.

     Within 10 days after the occurrence of any event of Withdrawal with respect to a Member, such Member will give Notice of the date and the nature of such event to the Company. Any Member failing to give such Notice will be liable in damages for the consequences of such failure as otherwise provided in this Agreement.

11.3 CONTINUATION. Subject to 11.1(d), in the event of Withdrawal of a Member, the Company will be continued, without Dissolution, unless within 90 days following the occurrence of such event, there is an affirmative Vote of a majority (by Ownership Interest) of the remaining Members to dissolve the Company. If the Company is so continued, with respect to any Member as to which an event of Withdrawal has occurred, such Member or such Member's Transferee or other successor-in-interest (as the case may be) will, without further act, become a Transferee of such Ownership Interest (with the limited rights of a Transferee as set forth in 13.5, unless admitted as a substitute Member).

ARTICLE 12. LIQUIDATION

12.1 LIQUIDATION. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate pursuant to this 12.1. If there is only one remaining Member, that Member will act as the liquidating trustee. Otherwise, any Person appointed by Members owning more than 50% of the Ownership Interests held by all Members will act as the liquidating trustee. The Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated to Members in accordance with the provisions of Article 4. Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidating process as such Person deems necessary or desirable. Until the filing of a certificate of cancellation under 12.8, and without affecting the liability of the Members and without imposing liability on the liquidating trustee, the liquidating trustee may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make Distributions in accordance with the priorities set forth in this Article.

12.2 TAX TERMINATION. In addition to termination of the Company following its Dissolution, a termination of the Company will occur, for federal income tax purposes only, on the date the Company is terminated under Section 708(b)(1) of the Code. Under current law, events causing such a termination include the sale or exchange of 50% or more of the total interest in the capital and profits of the Company within a 12-month period. Upon the occurrence of a termination under Section 708(b)(1) of the Code, a constructive Liquidation and a constructive reformation of the Company as a tax partnership will be deemed to occur for federal income tax purposes. All adjustments and computations will be made under this Agreement as if the constructive transactions had actually occurred, and the Capital Accounts of the Members in such new tax partnership will be determined and maintained in accordance with the Section 704(b) Regulations.

12.3 PRIORITY OF PAYMENT. The assets of the Company will be distributed in Liquidation in the following order:

(a) First, to creditors by the payment or provision for payment of the debts and liabilities of the Company (other than any loans or advances that may have been made by any Member or any Affiliate of a Member) and the expenses of Liquidation, including the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company;

(b) Second, to the repayment of any loans to the Company that may have been made by any Member or any Affiliate of a Member (according to the relative priority of repayment of such loans and proportionally among loans of equal priority if the amount available for repayment is insufficient for payment in full); and

(c) Third, to the Members in proportion to the positive balances in their respective Capital Accounts after such Capital Accounts have been adjusted for all allocations of Profits and Losses and items thereof for the Fiscal Year during which such Liquidation occurs.

12.4 LIQUIDATING DISTRIBUTIONS. If the Company is not continued pursuant to 11.3, the liquidating Distributions due to the Members will be made by selling the assets of the Company and distributing the net proceeds. Notwithstanding the preceding sentence, but only upon the affirmative Vote of all Members, the liquidating Distributions may be made by distributing the assets of the Company in kind to the Members in proportion to the amounts distributable to them pursuant to 12.3, valuing such assets at their Fair Market Value (net of liabilities secured by such property that the Member takes subject to or assumes) on the date of Distribution. Each Member agrees to save and hold harmless the other Members from such Member's proportionate share of any and all such liabilities that are taken subject to or assumed. Appropriate and customary prorations and adjustments will be made incident to any Distribution in kind. The Members will look solely to the assets of the Company for the return of their Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such contributions, they will have no recourse against any other Member. The Members acknowledge that
12.3 may establish Distribution priorities on Liquidation different from those set forth in the Act, as in effect at the time of any Distribution; and, in such event, it is the Members' intention that the provisions of 12.3 shall control, to the extent possible.

12.5 NO RESTORATION OBLIGATION. Except as otherwise specifically provided in 8.2 and 8.3, nothing contained in this Agreement imposes on any Member an obligation to make an Additional Contribution in order to restore a deficit Capital Account upon Liquidation of the Company.

12.6 TIMING. Final Distributions in Liquidation (except in the case of a constructive Liquidation under 12.2) will be made by the end of the Company's Fiscal Year in which such actual Liquidation occurs (or, if later, within 90 days after such event) in the manner required to comply with the Section 704(b) Regulations. Payments or Distributions in Liquidation may be made to a liquidating trust established by the Company for the benefit of those entitled to payments under 12.3, in any manner consistent with this Agreement and the Section 704(b) Regulations.

12.7 LIQUIDATING REPORTS. A report will be submitted with each liquidating Distribution to Members made pursuant to 12.4, showing the collections, disbursements and Distributions during the period that is subsequent to any previous report. A final report, showing cumulative collections, disbursements and Distributions, will be submitted upon completion of the Liquidation.

12.8 CERTIFICATE OF CANCELLATION. Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file a certificate of cancellation (to cancel the Certificate of Formation) with the Delaware Secretary of State pursuant to the Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

ARTICLE 13. TRANSFER RESTRICTIONS

13.1 GENERAL RESTRICTION. No Person may Transfer all or any part of such Person's Ownership Interest in any manner whatsoever except to a Permitted Transferee as set forth in 13.3 and only if the requirements of 13.4 have also been satisfied. Any other Transfer of all or any part of an Ownership Interest is null and void, and of no effect. Any Member who makes a Transfer of all of such Person's Ownership Interest will be treated as resigning from the Company on the effective date of such Transfer. The rights and obligations of any resigning Member or of any Transferee of an Ownership Interest will be governed by the other provisions of this Agreement.

13.2 NO MEMBER RIGHTS. Except as otherwise provided in this Agreement, no Member has the right or power to confer upon any Transferee the attributes of a Member in the Company. The Transferee of all or any part of an Ownership Interest by operation of law does not, by virtue of such Transfer, succeed to any rights as a Member in the Company.

13.3 PERMITTED TRANSFEREES. Subject to the requirements set forth in 13.4, a Person may Transfer all or any portion of such Person's Ownership Interest to any Affiliate of such Person, or, with the prior written consent of (i) a majority by Ownership Interest of the non-transferring Members and (ii) the LSAT Member and the LMC Members, acting together, to any other Person (each a Permitted Transferee") and the Permitted Transferee will be admitted as a Member as of the effective date thereof.

13.4 GENERAL CONDITIONS ON TRANSFERS. No Transfer of an Ownership Interest will be effective unless all the conditions set forth below are satisfied:

(a) Unless waived by each nontransferring Member, the Transferor signs and delivers to the Company an undertaking in form and substance satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the Transfer (including reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the Transfer, and the cost and fees attributable to preparing, filing and recording such amendments to the Certificate or other organizational documents or filings as may be required by law);

(b) Unless waived by each nontransferring Member, the Transferor delivers to the Company (i) an opinion of counsel for the Transferor reasonably satisfactory in form and substance to the Company to the effect that, assuming the accuracy of the statement of the Transferee described in (ii) below, the Transfer of the Ownership Interest as proposed does not violate requirements for registration under applicable federal and state securities laws and (ii) a statement of the Transferee in form and substance reasonably satisfactory to the Company making appropriate representations and warranties with respect to compliance with the applicable federal and state securities laws and as to any other matter reasonably required by the Company;

(c) Unless waived by each nontransferring Member, the Transferor provides an opinion of counsel for the Transferor reasonably satisfactory in form and substance to the nontransferring Members or other evidence reasonably satisfactory to the nontransferring Members that the Transfer of the Ownership Interest will not result in the termination of the Company within the meaning of Section 708(b)(1)(b) of the Code. If the immediate Transfer of such Ownership Interest would cause such a termination, but the following action would not cause such a termination, the Transferor will be entitled (i) immediately to Transfer only that portion of the Ownership Interest as may be Transferred without causing such a termination and (ii) to enter into an agreement to Transfer the remainder of its Ownership Interest, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such a termination. In determining whether a particular proposed Transfer will result in a termination of the Company, the Members will take into account the existence of prior written commitments to Transfer of which Notice has been given pursuant to this Agreement and those proposed Transfers will be given precedence over subsequent proposed Transfers. Each nontransferring Member will waive the foregoing provisions of this 13.4(c) upon the written request of the Transferor, unless such nontransferring Member reasonably determines that the termination of the Company within the meaning of Section 708(b)(1)(b) of the Code is reasonably likely to have a material adverse effect on such nontransferring Member.

(d) The Transferor signs and delivers to the Company a copy of the assignment of the Ownership Interest to the Transferee (substantially in the form of the attached EXHIBIT A), which assignment will provide that the Transferor will continue to be liable for the performance of such liabilities; and

(e) The Transferee signs and delivers to the Company an agreement (substantially in the form of the attached EXHIBIT B) to be bound by this Agreement.

     The Transfer of an Ownership Interest will be effective as of 12:01 a.m. (Mountain Time) on the first day of the month following the month in which all of the above conditions have been satisfied. The Company will amend
     Schedule 1.3 as of the effective time of any Transfer of an Ownership Interest to reflect the new Ownership Interests.

13.5 RIGHTS OF TRANSFEREES. Any Transferee of an Ownership Interest will, on the effective date of the Transfer, have only those rights of an assignee as specified in the Act unless and until such Transferee is admitted as a substitute Member. This provision limiting the rights of a Transferee will not apply if such Transferee is already a Member; provided that any Member who resigns or retires from the Company in contravention of 6.5 will have only the rights of an assignee as specified in the Act. Any Transferee of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement has no right (a) to participate or interfere in the management or administration of the Company's business or affairs, (b) to Vote or agree on any matter affecting the Company or any Member, (c) to require any information on account of any Company transactions or (d) to inspect the Company's books and records. The only rights of a Transferee of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement is to receive the allocations and Distributions to which the Transferor was entitled (to the extent of the Ownership Interest Transferred) and to receive all necessary tax reporting information. In any event, each Transferee of an Ownership Interest (including both immediate and remote Transferees) will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if such Transferee were a Member. To the extent of any Ownership Interest Transferred, the Transferor will not possess any right or power as a Member and may not exercise any such right or power directly or indirectly on behalf of the Transferee.

13.6 ADMISSION. Except as set forth in 13.3 or as to any Transferee that is an Affiliate of the Transferor, a Transferee of an Ownership Interest will not become a substitute Member of the Company unless such substitution is consented to by all Members, which consent may be granted or withheld in the sole discretion of the Members and which consent may be arbitrarily withheld, effective upon a date specified (which must be on or after the effective date of the Transfer, as determined under 13.4).

13.7 SECURITY INTEREST. The pledge or granting to a bank or other financial institution of a bona fide Lien for collateral security purposes only affecting all or any part of a Member's Ownership Interest will not in itself constitute a Transfer hereunder or cause the Member to cease to be a Member. In no event will any secured party be entitled to foreclose upon (or to receive a Transfer in lieu of foreclosure of) any such secured interest or to exercise any rights of a Member under this Agreement (unless and until such Person is admitted as a substitute Member), and such secured party may look only to such Member for the enforcement of any of its rights as a creditor. In no event will the Company have any liability or obligation to any Person by reason of the Company's payment of a Distribution to any secured party as long as the Company makes such payment in reliance upon written instructions from the Member to whom such Distributions would be payable. Any secured party will be entitled, with respect to the security interest granted, only to the allocations and Distributions to which the assigning Member would be entitled under this Agreement, and only if, as and when such allocations and Distributions are made by the Company, and to receive any necessary tax reporting information. Neither the Company nor any Member will owe any fiduciary duty of any nature to a secured party. Each Ownership Interest shall constitute a "security" within the meaning of (i)
Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and Colorado and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

ARTICLE 14. CERTAIN BUSINESS MATTERS

14.1 OTHER BUSINESS VENTURES. Except as otherwise expressly provided in this Agreement, each Member and its Affiliates may engage in or possess interests in other businesses or ventures of any nature or description, without regard to whether such businesses or ventures are or may be deemed to be competitive in any way with the business of the Company or of any Portfolio Company. No Member will have any obligation to offer any business or investment opportunity to the Company.

14.2 DETERMINATION OF FAIR MARKET VALUE. Wherever this Agreement refers to, or calls for a determination of, Fair Market Value, the Fair Market Value of the
item in question will be determined in accordance with the following provisions:

(a) The Members may, by unanimous Vote, determine the Fair Market Value of such item.

(b) If the Members are unable to agree on a Fair Market Value within 15 days after the date Notice requesting the determination of such Fair Market Value is given by a Member to the others, or if they determine that an appraisal should be used to determine Fair Market Value, then the Members will cause the Fair Market Value as of the most recent month end to be determined by a qualified appraiser acceptable to the Members. If the Members are unable to agree on a single appraiser within 30 days after the date of such Notice, each of the LSAT Member and the LMC Members, acting together, will have an additional ten days to select one appraiser nationally recognized in valuing items of the kind required to be valued. If either fails to appoint an appraiser, then the determination of Fair Market Value by the one appraiser will be binding.

(c) Each appraiser will determine the Fair Market Value. The Company and the Members will use their reasonable best efforts to cause such appraiser to submit to them a written report indicating its determination of such Fair Market Value within 30 days after the date such appraiser is selected.

(d) If the higher of the two appraisals is 110% or less of the lower appraisal, the average of the two will be the Fair Market Value.

(e) If the higher of the two appraisals is more than 110% of the lower appraisal, the Company will immediately notify the two appraisers and cause them to appoint a third similarly qualified appraiser within 10 days after such notice. The Company and the Members will use their reasonable best efforts to cause such third appraiser (who will not be apprised of the determination of the other appraisers) to submit a written report to each of them indicating such appraiser's determination of Fair Market Value within 30 days after the date such third appraiser is selected. If three appraisals are necessary, then the average of the two appraisals in which the determinations of Fair Market Value are closest together will be the Fair Market Value or, if the highest and lowest are equidistant from the middle determination, then the middle determination will be the Fair Market Value.

(f) A determination of Fair Market Value made pursuant to this 14.2 will be final, binding and nonappealable.

(g) The Company will pay the fees and costs of any appraiser involved in a determination of Fair Market Value pursuant to this 14.2.

ARTICLE 15. GENERAL PROVISIONS

15.1 AMENDMENT. This Agreement may be amended only by the affirmative Vote of all Members. Any amendment will become effective upon such approval, unless otherwise provided. Notice of any proposed amendment must be given at least five days in advance of the meeting at which the amendment will be considered (unless the approval is evidenced by duly signed minutes of action or written consent). Any duly adopted amendment to this Agreement is binding on, and inures to the benefit of, each Person who holds an Ownership Interest at the time of such amendment, without the requirement that such Person sign the amendment or any republication or restatement of this Agreement.

15.2 REPRESENTATIONS. Each Member hereby represents and warrants to each other Member that, as of the signing of this Agreement:

(a) Such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, and is a United States Person;

(b) Such Member has full power and authority as a corporation or limited liability company to enter into and perform its obligations under this Agreement;

(c) All actions on the part of such Member necessary to authorize the signing and delivery of this Agreement, and the performance by such Member of its obligations hereunder, have been duly taken;

(d) This Agreement has been duly signed and delivered by a duly authorized officer or other representative of such Member and constitutes the legal, valid and binding obligation of such Member enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies is subject to judicial discretion;

(e) No consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement by such Member; and

(f) The signing, delivery and performance of this Agreement do not violate the organizational documents of such Member or any material agreement to which such Member is a party or by which such Member is bound.

15.3 UNREGISTERED INTERESTS. Each Member (a) acknowledges that the Ownership Interests are being offered and sold without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, (b) acknowledges that such Member is fully aware of the economic risks of an investment in the Company, and that such risks must be borne for an indefinite period of time, (c) represents and warrants that such Member is acquiring an Ownership Interest for such Member's own account, for investment, and without a view to the distribution of the Ownership Interest, and (d) agrees not to Transfer, or to attempt to Transfer, all or any part of its Ownership Interest without registration under the

Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements.

15.4 WAIVER OF ALTERNATIVE WITHDRAWAL RIGHTS. Each Member hereby waives and renounces any alternative rights that might otherwise be provided by law upon the Withdrawal of such Person and accepts the provisions under this Agreement as such Person's sole entitlement upon the happening of such event.

15.5 WAIVER OF PARTITION RIGHT. Each Member hereby waives and renounces any right that it might otherwise have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any property held by the Company.

15.6 WAIVERS GENERALLY. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

15.7 EQUITABLE RELIEF. If any Member proposes to Transfer all or any part of its Ownership Interest in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting such proposed Transfer except in compliance with the terms of this Agreement, and the Company or any Member may institute and maintain any action or Proceeding against the Person proposing to make such Transfer to compel the specific performance of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or Proceeding is brought hereby waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

15.8 REMEDIES FOR BREACH. The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise, and all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

15.9 COSTS. If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorney's fees, costs of bonds and fees and expenses for expert witnesses).

15.10 INDEMNIFICATION. Each Member hereby indemnifies and agrees to hold harmless the Company and each other Member from any liability, cost or expense arising from or related to any act or failure to act of such Member that is in violation of this Agreement.

15.11 COUNTERPARTS. This Agreement may be signed in multiple counterparts and on separate counterparts, the signature pages of which may be detached and reattached to another identical counterpart. Each counterpart will be considered an original instrument, but all of them in the aggregate will constitute one agreement.

15.12 NOTICE. All Notices under this Agreement will be in writing and will be either delivered or sent addressed as follows: (a) if to the Company, at the Company's principal office in Englewood, Colorado, and (b) if to any Member, at such Person's address as then appearing in the records of the Company. In computing time periods, the day of Notice will be included.

15.13 DEEMED NOTICE. Any Notices given to the Company or any Member in accordance with this Agreement will be deemed to have been duly given: (a) on the date of receipt if personally delivered, (b) five days after being sent by U.S. mail, postage prepaid, (c) on the date of receipt, if sent by registered or certified U.S. mail, postage prepaid, (d) on the date of receipt, if sent by confirmed facsimile or telecopier transmission or (e) one Business Day after having been sent by a nationally recognized overnight courier service.

15.14 PARTIAL INVALIDITY. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

15.15 ENTIRE AGREEMENT. This Agreement (including its Schedules and Exhibits) contains the entire agreement and understanding of the Members concerning its subject matter. The Members acknowledge and agree that the admission of any additional Member may require amendment of this Agreement as certain provisions of this Agreement contemplate that the LMC Members and the LSAT Member are the only Members of the Company.

15.16 BENEFIT. This Agreement and the rights and obligations of the Members hereunder will inure solely to the benefit of the Members and the Company, without conferring on any other Person any rights of enforcement or other rights.

15.17 BINDING EFFECT. This Agreement is binding upon, and inures to the benefit of, the Members and their Permitted Transferees, provided that any Transferee will have only the rights specified in 13.5 unless admitted as a substitute Member in accordance with this Agreement.

15.18 FURTHER ASSURANCES. Each Member will sign and deliver, without additional consideration, such other documents of further assurance as may reasonably be necessary to give effect to the provisions of this Agreement.

15.19 HEADINGS. Article and section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

15.20 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The word "day" means a calendar day, unless a Business Day is specified.

15.21 GOVERNING LAW; FORUM. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware. Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise required by the Act. Any action to enforce any provision of this Agreement may be brought only in a court in the State of Delaware or the State of Colorado or in the United States District Court for the District of Delaware or the District of Colorado. Each party (i) agrees to submit to the general jurisdiction of such courts and to accept service of process at its address for Notices pursuant to this Agreement in any such action or Proceeding and (ii) irrevocably waives any objection it may have to the laying of venue of such action or Proceeding brought in any such court and any claim that such action or Proceeding brought in any such court has been brought in an inconvenient forum.

15.22 CERTIFICATED INTERESTS.

(a) Upon the issuance of Ownership Interests to any Member in accordance with the provisions of this Agreement, the Company may issue one or more certificates in the name of such Member evidencing the Ownership Interests held by such Member (each, an "Interest Certificate"). Any such Interest Certificate shall be in the form attached hereto as Exhibit C or such other form as shall have been approved by the Managing Member. Each such Interest Certificate shall specify the percentage of Ownership Interests of the Company represented thereby. Each Interest Certificate shall be signed by manual or facsimile signature of an authorized officer of the Company.

(b) The Company shall issue a new Interest Certificate in place of any Interest Certificate previously issued if the holder of the Ownership Interests represented by such Interest Certificate, as reflected on the books and records of the Company:

(i) makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Interest Certificate has been lost, stolen or destroyed;

(ii) requests the issuance of a new Interest Certificate; PROVIDED that no such request shall be made if the Company or such holder has notice that such previously issued Interest Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Interest Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Company.

(c) Upon a Member's Transfer in accordance with the provisions of this Agreement of any or all Ownership Interests represented by an Interest Certificate, the Transferee of such Ownership Interests shall deliver such Interest Certificate to the Company for cancellation (executed by such Transferee on the reverse side thereof), and the Company shall thereupon issue a new Interest Certificate to such Transferee for the number of Ownership Interests being Transferred and, if applicable, cause to be issued to the Transferor a new Interest Certificate for that number of Ownership Interests that were represented by the canceled Interest Certificate and that are not being Transferred.

(d) Upon any other change in the percentages of Ownership Interests held by the Members made in accordance with this Agreement, the Company may cancel all outstanding Interest Certificates and issue replacement Interest Certificates to the Members reflecting the revised percentages of Ownership Interests held by the Members.

IN WITNESS WHEREOF, the undersigned have caused this Operating Agreement of Liberty Satellite, LLC, to be duly executed and delivered, effective from the date first above mentioned, notwithstanding the actual date of signing.

                                   LMI/LSAT HOLDINGS, INC.


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:
                                      Date:

                                   LIBERTY KASTR CORP.


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:
                                      Date:

                                   LIBERTY XMSR, INC.


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:
                                      Date:

                                   LIBERTY ASTRO, INC.


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:
                                      Date:

                                   TSAT HOLDING 1, INC.


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:
                                      Date:

LIST OF SCHEDULES


SCHEDULE
--------
1.3               Names and Addresses and Ownership Interests of Initial Members

3.1               Initial Capital Contributions


LIST OF EXHIBITS


EXHIBIT
-------
A        Form of Assignment of Ownership Interest

B        Form of Transferee's Agreement

C        Form of Interest Certificate